Exhibit 21
SUBSIDIARIES OF C.H. ROBINSON WORLDWIDE, INC.
The following is a list of subsidiaries of the Company as of December 31, 2019, omitting some subsidiaries which, considered in aggregate, would not constitute a significant subsidiary.

Legal Entity Name	Where incorporated
C.H. Robinson Company	United States
C.H. Robinson Company, Inc.	United States
C.H. Robinson Company (Canada) Ltd.	Canada
Robinson Holding Company	United States
C.H. Robinosn Worldwide, Inc.	United States
C.H. Robinson International, Inc.	United States
C.H. Robinson de Mexico S.A. de C.V.	Mexico
C.H. Robinson Worldwide S.A. de C.V.	Mexico
Robinson Fresh de Mexico	Mexico
C.H. Robinson Global Forwarding Mexico S.A. de C.V.	Mexico
C.H. Robinson International Puerto Rico, Inc.	Puerto Rico
Freightquote.com, Inc.	United States
Freightview, Inc.	United States
Twin Modal, LLC	United States
Enterprise TMS LLC	United States
FQ Real Estate Holdings LLC	United States
C.H. Robinson Worldwide Canada, Ltd.	Canada
M.O.T. Intermodal Shipping USA, Inc.	United States
C.H. Robinson Worldwide Peru SA	Peru
C.H. Robinson International Columbia SAS	Colombia
C.H. Robinson Worldwide Costa Rica, SA	Costa Rica
Robinson Fresh BV	Netherlands
C.H. Robinson Worldwide (UK) Ltd.	United Kingdom
C.H. Robinson Worldwide Argentina, S.A.	Argentina
C.H. Robinson France SAS	France
C.H. Robinson Iberica SL	Spain
C.H. Robinson Logistics and Transport Services Limited (Turkey)	Turkey
C.H. Robinson Europe BV	Netherlands
C.H. Robinson Hungaria Szallitmanyozasi Kft.	Hungary
C.H. Robinson Belgium BVBA	Belgium
Robinson Fresh Chile SA	Chile
C.H. Robinson Austria GmbH	Austria
C.H. Robinson Worldwide Uruguay S.A.	Uruguay
C.H. Robinson Worldwide Logistica Do Brasil Ltda	Brazil
C.H. Robinson Worldwide Chile SA	Chile
C.H. Robinson Worldwide (Hong Kong) Ltd.	Hong Kong
C.H. Robinson Worldwide Logistics (Dalian) Co. Ltd.	China
C.H. Robinson Worldwide (Shanghai) Co. Ltd.	China
C.H. Robinson Worldwide Singapore Pte. Ltd.	Singapore
C.H. Robinson Project Logistics Ltd. (Canada)	Canada
C.H. Robinson Project Logistics, Inc.	United States
C.H. Robinson Worldwide (Australia) Pty. Ltd.	Australia
C.H. Robinson Luxembourg SARL	Luxembourg

C.H. Robinson Czech Republic, sro	Czech Republic
C.H. Robinson International Italy, SRL	Italy
C.H. Robinson Worldwide GmbH	Germany
C.H. Robinson Worldwide (Malaysia) Sdn. Bhd.	Malaysia
C.H. Robinson Sweden AB	Sweden
C.H. Robinson Polska S.A.	Poland
C.H. Robinson Worldwide Freight India Pvt. Ltd.	India
C.H. Robinson Slovakia, s.r.o.	Slovakia
C.H. Robinson Worldwide Romania, SRL	Romania
C.H. Robinson Luxembourg Holding S.à r.l.	Luxembourg
C.H. Robinson (Australia) Pty Ltd	Australia
C.H. Robinson Worldwide (Oceania) Pty. Ltd.	Australia
C.H. Robinson Trade Management Pty. Ltd.	Australia
C.H. Robinson Worldwide (AU) Pty. Ltd.	Australia
C.H. Robinson Worldwide (NZ) Ltd.	New Zealand
Accelerated Global Insurance Company PSC	United States
C.H. Robinson Operations, Inc.	United States
C.H. Robinson Global Holding S.à r.l.	Luxembourg
C.H. Robinson Investments S.à r.l.	Luxembourg
C.H. Robinson Luxembourg Finance S.à r.l.	Luxembourg
C.H. Robinson LATAM Holding S.a.r.l.	Luxembourg
CHR Holdings, Inc.	United States
C.H. Robinson Receivables LLC	United States
C.H. Robinson Shared Service, Inc.	United States
C.H. Robinson Freight Services, Ltd.	United States
C.H. Robinson Freight Services (Ireland) Limited	Ireland
C.H. Robinson Freight Services (Malaysia) Sdn. Bhd.	Malaysia
C.H. Robinson Freight Services (Korea) Ltd.	Korea, Republic of
C.H. Robinson Freight Services (Taiwan) Ltd.	Taiwan
C.H. Robinson Freight Services (China) Ltd.	China
C.H. Robinson International (India) Private Ltd.	India
C.H. Robinson Freight Services Lanka (Private) Limited	Sri Lanka
C.H. Robinson Freight Services (Singapore) Pte. Ltd.	Singapore
C.H. Robinson Freight Services (Thailand) Ltd.	Thailand
CHR Holdings (Hong Kong) Limited	Hong Kong
C.H. Robinson Freight Services (Hong Kong) Limited	Hong Kong
C.H. Robinson Freight Services (Vietnam) Company Limited	Viet Nam
C.H. Robinson Worldwide BV	Netherlands
Dema Service S.p.A.	Italy
Dema Transport CZ Sro	Czech Republic
Dema Service Polsaka S.P. Zoo	Poland
Space Cargo Services S.A.	Spain
Space Cargo Asia Ltd.	Hong Kong
SPC LATAM SA de CV	Mexico